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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                          OF THE SEAGRAM COMPANY LTD.


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 12, 1998, except as to Note 1, which is as of August 25, 1998, which appears on page 46 of Exhibit 99(a) to The Seagram Company Ltd.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of such Annual Report on Form 10-K, as amended. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York

October 30, 1998